UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549

                               SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                         UNISOURCE ENERGY CORPORATION
--------------------------------------------------------------------------------

               (Name of the Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                UNISOURCE ENERGY
                             One South Church Avenue
                             Tucson, Arizona 85701


                                 April 7, 2004

James S. Pignatelli                                               (520) 571-4000
Chairman of the Board

Dear Shareholders:

         On March 29, 2004, at a special meeting of our shareholders, we obtained shareholder approval of the acquisition agreement that provides for an affiliate of Saguaro Utility Group L.P. to acquire all of our outstanding shares of common stock for $25.25 per share. The completion of the acquisition still requires the approval of several regulatory agencies and the satisfaction of the other closing conditions contained in the acquisition agreement. We expect that the acquisition will be consummated in the second half of 2004.

         Until the completion of the acquisition, we will continue to function as a public company. In that regard, it is now appropriate for us to hold the 2004 Annual Shareholders' Meeting for the election of directors. You are cordially invited to attend the 2004 Annual Shareholders' Meeting to be held on Friday, May 7, 2004, at the Marriott University Park Hotel, 880 East Second Street, Tucson, Arizona. The meeting will begin promptly at 10:00 a.m., so please plan to arrive earlier. No admission tickets will be required for attendance at the meeting.

         Directors and officers will be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.

         We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy at that time. Your interest and continued support of UniSource Energy Corporation are much appreciated.

                                   Sincerely,

                                   UNISOURCE ENERGY CORPORATION

                                   /s/ James S. Pignatelli
                                   -----------------------
                                   James S. Pignatelli
                                   Chairman of the Board, President and
                                   Chief Executive Officer

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING



To the Holders of Common Stock of
UniSource Energy Corporation

         We will hold the 2004 Annual Shareholders' Meeting ("Meeting") of UniSource Energy Corporation at the Marriott University Park Hotel, 880 East Second Street, Tucson, Arizona, on Friday, May 7, 2004, at 10:00 a.m., Mountain Standard Time. The purpose of the Meeting is to:

         1. elect nine directors to our Board of Directors for the ensuing year; and

         2. consider any other matters which properly come before the Meeting.

         Only shareholders of record at the close of business on March 29, 2004, are entitled to vote at the Meeting.

         We have enclosed our 2003 Annual Report, including audited financial statements, and the Proxy Statement with this notice. Proxy soliciting material is first being sent or given to shareholders on or about April 7, 2004. Your proxy is being solicited by our Board of Directors.

         Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

                                   /s/Catherine A. Nichols
                                   -----------------------
                                   Catherine A. Nichols
                                   Corporate Secretary


Dated: April 7, 2004


                             YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

                          UNISOURCE ENERGY CORPORATION

                            One South Church Avenue
                             Tucson, Arizona 85701

                          ANNUAL SHAREHOLDERS' MEETING
                                 PROXY STATEMENT

         Annual Meeting   May 7, 2004          Marriott University Park Hotel
                          10:00 a.m., MST      880 East Second Street
                                               Tucson, Arizona 85719

            Record Date   The record date is March 29, 2004 ("Record Date").
                          If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2004
                          Annual Shareholders' Meeting ("Meeting") of UniSource
                          Energy Corporation ("UniSource Energy" as well as references to "we," "our" and "us"). At the close of business on the Record Date, we had 34,037,640 shares of common stock outstanding.

                 Agenda   1. Proposal One:  Elect nine directors to our Board of
                             Directors ("Board")for the ensuing year.

                          2. Consider any other matters which properly come
                             before the Meeting and any adjournments.

   Independent Auditors   Representatives of PricewaterhouseCoopers, LLP are
                          expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.

                Proxies   A form of proxy for execution by shareholders
                          is enclosed. Unless you tell us on the proxy
We will follow your       card to vote differently, we will vote signed
voting instructions.      returned proxies "for" the Board's nominees.
If none, we will          The Board or proxy holders will use their discretion
vote signed proxies       on other matters that properly come before the
"for" the nominees.       Meeting. If a nominee cannot or will not serve as a
                          director, the Board or the persons designated as proxies will vote for a person whom they believe will carry on our present policies.

   Proxies Solicited By   The Board.

     First Mailing Date   We anticipate first mailing this Proxy Statement along
                          with the proxy on or about April 7, 2004.

    Revoking Your Proxy   You may revoke your proxy before it is voted at the
                          Meeting. To revoke, follow the procedures listed on page 2 under "Voting Procedures/Revoking Your Proxy."

               Comments   Your comments about any aspects of our business are
                          welcome. You may use the space provided on the proxy
We welcome your           card for this purpose, if desired. Although we may not
comments. The proxy       respond on an individual basis, your comments help us
card has room for         to measure your satisfaction, and we may benefit from
them.                     your suggestions.

                           PLEASE VOTE - YOUR VOTE IS IMPORTANT
   Prompt return of your proxy will help reduce the costs of re-solicitation.

                                    CONTENTS


Voting Procedures/Revoking Your Proxy.......................................   2
Proposed Acquisition of UniSource Energy....................................   3
UniSource Energy Share Ownership............................................   4
Proposal One: Election of Directors*........................................   7
Board Information...........................................................   9
Board Compensation..........................................................  10
Executive Compensation and Other Information**..............................  12
Equity Compensation Plan Information........................................  15
Effect of Proposed Acquisition on Compensation..............................  18
Director Independence Criteria..............................................  22
Transactions with Management and Others.....................................  23
Compensation Committee Interlocks and Insider Participation.................  23
Compensation Committee Report on Executive Compensation.....................  23
Audit Committee Report......................................................  26
Performance Graph**.........................................................  28
Submission of Shareholder Proposals.........................................  29
Other Business..............................................................  29
Appendix A.................................................................. A-1
Appendix B.................................................................. B-1
Appendix C.................................................................. C-1

-------------------

*   We expect to vote on this item at the Meeting.
** The Compensation Committee report and the Performance Graph will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission ("SEC"), even if those reports incorporate all or any part of this Proxy Statement.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

You can vote by           You can vote your shares by telephone, the Internet,
by telephone, the         mail or in person a the Meeting. Your proxy card
Internet, mail or in      contains instructions for voting by telephone or the
person. We encourage      Internet, which are the least expensive and fastest
you to vote by            methods of voting. To vote by mail, complete, sign and
telephone or the          date your proxy card, or your broker's voting
Internet to help us       instruction card if your shares are held by your
save money.               broker, and return it in the enclosed return envelope.

                          Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law or in our Articles of Incorporation or Bylaws, if a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast in favor of the matter exceed votes cast against it.

                          Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

You may cumulate your     In the election of directors, each shareholder has
votes for directors.      the right to cumulate his votes by casting as many
                          votes in the aggregate equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your       Any shareholder giving a proxy has a right to revoke
proxy after sending       that proxy by giving notice to UniSource Energy in
it in by following        writing directed to the Corporate Secretary, UniSource
these procedures.         Energy Corporation, One South  Church Avenue, Suite
                          1820, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised.
                          Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.

                          The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.

     Proxy Solicitation   We will bear the entire cost of the solicitation of
                          proxies. Solicitations will be made primarily by mail. Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of DF King & Co., Inc., at a cost of approximately $7,500 plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies for no additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such stock or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                    PROPOSED ACQUISITION OF UNISOURCE ENERGY

                          On November 21, 2003, we entered into an acquisition agreement with an affiliate of Saguaro Utility Group L.P., an Arizona limited partnership ("Saguaro Utility"). The acquisition agreement provides for the affiliate of Saguaro Utility to acquire all of our outstanding shares of common stock for $25.25 per share. Saguaro Utility will merge its affiliate with and into us. We will survive the merger as a wholly owned indirect subsidiary of Saguaro Utility. Trading in our common stock on the New York Stock Exchange and the Pacific Stock Exchange will cease immediately as of the effective time of the acquisition. After that time, the surviving corporation will delist our shares from the New York Stock Exchange and the Pacific Stock Exchange and deregister our shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our headquarters will remain in Tucson, and we expect that our senior management team will remain generally in place. We received shareholder approval of the acquisition agreement on March 29, 2004. The completion of the acquisition still requires the approval of several regulatory agencies and the satisfaction of the other closing conditions contained in the acquisition agreement. We expect that the acquisition will be consummated in the second half of 2004. See "Effect of Proposed Acquisition on Compensation" on page 18 of this Proxy Statement.

                        UNISOURCE ENERGY SHARE OWNERSHIP

               Security   The following table sets forth the number and
              Ownership   percentage of shares beneficially owned as of the
          of Management   Record Date and the nature of such ownership by each
                          of our directors (all of which are nominees), our Chief Executive Officer and our five other most highly compensated executive officers at December 31, 2003
                          (the "Named Executives") and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

                               Name and Amount and
            Title                  Title of                         Nature of Beneficial          Percent
          of Class              Beneficial Owner                         Ownership (1)           of Class
          --------            --------------------                  --------------------         --------
           Common         James S. Pignatelli                            744,282 (2)             2.2%
                          Chairman, President and
                          Chief Executive Officer

           Common         Lawrence J. Aldrich                              9,624 (3)              *
                          Director

           Common         Larry W. Bickle                                 15,564 (4)              *
                          Director

           Common         Elizabeth T. Bilby                              13,625 (5)              *
                          Director

           Common         Harold W. Burlingame                            12,225 (4)              *
                          Director

           Common         John L. Carter                                  22,371 (6)              *
                          Director

           Common         Robert A. Elliott                                  405
                          Director

           Common         Kenneth Handy                                    6,359 (7)              *
                          Director

           Common         Warren Y. Jobe                                   4,359 (7)              *
                          Director

           Common         Steven J. Glaser                               199,679 (8)              *
                          Senior Vice President and
                          Chief Operating Officer, Transmission
                          & Distribution - Tucson Electric
                          Power Company ("TEP")

           Common         Dennis R. Nelson                               198,300 (9)              *
                          Senior Vice President and Chief Operating
                          Officer - UniSource Energy Services, Inc.
                          ("UES")

                               Name and Amount and
            Title                  Title of                         Nature of Beneficial          Percent
          of Class              Beneficial Owner                         Ownership (1)           of Class
          --------            --------------------                  --------------------         --------
           Common         Michael J. DeConcini                              145,023 (10)             *
                          Senior Vice President, Investments
                          and Planning / Senior Vice President
                          and Chief Operating Officer,
                          Energy Resources - TEP

           Common         Kevin P. Larson                                   126,210 (11)             *
                          Vice President, Chief Financial Officer and
                          Treasurer

           Common         Vincent Nitido, Jr.                               149,303 (12)             *
                          Vice President, General Counsel and Chief
                          Administrative Officer

           Common         All directors and executive officers as a       2,078,620 (13)            6.1%
                          group
-------------------

*     Represents less than 1% of the outstanding common stock of UniSource
      Energy.
  (1) Amounts include the following:
      o Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or officer. Except as otherwise indicated below, the directors and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.
      o Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy's stock option plan administrator. On March 29, 2004, upon the approval of the acquisition agreement by our shareholders, a change of control occurred for purposes of the outstanding stock options under the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan, with the effect of making all outstanding stock options of officers and managers immediately exercisable.
      o Equivalent share amounts allocated to the individuals' 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.
  (2) Includes 715,188 shares subject to options exercisable within 60 days, and 15,019 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
  (3) Includes 6,120 shares subject to options exercisable within 60 days.
  (4) Includes 9,320 shares subject to options exercisable within 60 days.
  (5) Includes 12,920 shares subject to options exercisable within 60 days.
  (6) Includes 11,720 shares subject to options exercisable within 60 days.
  (7) Includes 3,454 shares subject to options exercisable within 60 days.
  (8) Includes 189,872 shares subject to options exercisable within 60 days, and 2,511 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
  (9) Includes 183,531 shares subject to options exercisable within 60 days, and 8,257 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
 (10) Includes 135,350 shares subject to options exercisable within 60 days, and 4,815 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
 (11) Includes 107,168 shares subject to options exercisable within 60 days, and 2,292 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
 (12) Includes 141,593 shares subject to options exercisable within 60 days, and 3,940 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.
 (13) Includes 1,913,920 shares subject to options exercisable within 60 days, and 43,485 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of March 29, 2004.

               Security   As of March 29, 2004, based on information reported
           Ownership of   in filings made by the following persons with  the
     Certain Beneficial   SEC or information otherwise known to us, the
                 Owners   following persons were known or reasonably believed to
                          be, as more fully described below, the beneficial owners of more than 5% of our commonstock:

                                                                                    Amount and
                                          Name and Address                          Nature of                      Percent
       Title of Class                    of Beneficial Owner                   Beneficial Ownership                of Class
       --------------                    -------------------                   --------------------                --------
           Common             T. Rowe Price Associates, Inc.                       3,237,005 (1)                     9.6%
                              100 E. Pratt Street
                              Baltimore, MD 21202
           Common             Gabelli Asset Management Inc.                        2,781,599 (2)                     8.3%
                              One Corporate Center
                              Rye, NY 10580-1435
           Common             White Mountains Insurance Group                      1,798,100 (3)                     5.3%
                              80 South Main Street
                              Hanover, NH 03755
           Common             BNP Paribas, SA                                      1,796,010 (4)                     5.3%
                              16 Boulevard des Italiens
                              75009 Paris, France
           Common             Barclays Private Bank Limited 59/60                  1,718,794 (5)                     5.1%
                              Grosvenor Street
                              London, WIX 9DA England
-------------------

(1) In a statement (Schedule 13G/A) filed with the SEC on February 11, 2004, T. Rowe Price Associates, Inc. ("Price Associates") indicated it has sole voting power over 475,705 shares and sole dispositive power over 3,237,005 shares of our common stock. Price Associates stated that these securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaimed that it is, in fact, the beneficial owner of such securities.
(2) In a statement (Schedule 13D/A) filed with the SEC on March 5, 2004, Gabelli Asset Management Inc. and its affiliates ("Gabelli") indicated that they have sole voting power over 2,716,599 shares and sole dispositive power over 2,781,599 shares of our common stock. Gabelli stated that the shares are beneficially owned by Gabelli Funds, LLC (1,148,300 shares), GAMCO Investors, Inc. (1,266,899 shares), Gabelli Securities, Inc. (354,400 shares), Gabelli Foundation, Inc. (10,000 shares) and MJG Associates, Inc. (2,000 shares).
(3) In a statement (Schedule 13G/A) filed with the SEC on February 13, 2004, White Mountains Insurance Group ("WMIG") indicated that it has shared voting and shared dispositive power over 1,798,100 shares of our common stock. WMIG indicated that it indirectly controls, through various wholly-owned subsidiaries and certain of its employee benefit plans, 1,798,100 shares. WMIG stated that the shares are beneficially owned by OneBeacon Insurance Company (190,000 shares), The Camden Fire Insurance Association (800,000 shares), Folksamerica Reinsurance Company (143,100 shares) and certain employee benefit plans sponsored by OneBeacon Insurance Company (665,000 shares). WMIG further stated that, through an investment advisory agreement, White Mountains Advisors, LLC has sole voting and sole dispositive power over such shares.
(4) In a statement (Schedule 13G) filed with the SEC on February 27, 2004, BNP Paribas, SA (BNP) indicated that it has sole voting and sole dispositive power over 1,796,010 shares of our common stock.
(5) In a statement (Schedule 13G) filed with the SEC on February 17, 2004, Barclays Private Bank Limited ("Barclays") indicated that it has sole voting and sole dispositive power over 1,551,851 shares of our common stock. The filing indicated that the 1,718,794 shares are beneficially owned by Barclays Global Investors (974,374 shares), Barclays Global Fund Advisors (594,020 shares) and Barclays Capital Securities Limited (150,400 shares).

          Section 16(a)   Section 16(a) of the Exchange Act and SEC
             Beneficial   regulations require directors, certain officers and
              Ownership   persons who own greater than 10% of our stock to file
              Reporting   reports of ownership and changes in  ownership of
             Compliance   such stock with the SEC and the New York Stock
                          Exchange. These directors, officers and greater than 10% beneficial owners are required by law to furnish us with copies of all forms they file under Section
                          16(a).

                          Based solely on a review of the copies of such forms furnished to us and on written representations of our directors and officers, we believe that all Section 16(a) filing requirements applicable to our directors and officers were complied with during 2003.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

                General   At the Meeting, our shareholders of record will
                          elect nine directors to serve on our Board for
                          the ensuing year and until their successors are
                          elected and qualified. The shares represented
                          by executed proxies in the form enclosed, unless
We will elect nine        withheld, will be voted for the nine nominees listed
directors this year.      below, or, in the discretion of the persons acting as
                          proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

              BOARD NOMINEES

               James S.   Chairman of the Board,  President and Chief Executive
             Pignatelli   Officer of UniSource Energy since July 1998; Senior
                          Vice President and Chief  Operating  Officer of
                          UniSource Energy from December 1997 to July 1998;
                          Chairman of the Board of Directors, President and Chief Executive Officer of TEP, the principal subsidiary of UniSource Energy, since July 1998;
                          Executive Vice President and Chief Operating Officer of TEP from March 1998 to July 1998; Senior Vice
                          President and Chief Operating Officer of TEP from 1996 to 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Millennium Energy
                          Holdings, Inc. ("Millennium"), a wholly owned subsidiary of UniSource Energy, since 1997. Board member since 1998. Age 60.

            Lawrence J.   General Partner, Valley Ventures III, LP, since
                Aldrich   September 2002; Managing Director and Founder, Tucson
                    (4)   Ventures, LLC, from February 2000 to September 2002;
                          President and Chief Executive Officer of Tucson
                          Newspapers from January 1992 to February 2000;
                          Director of TEP and Millennium since 2000. Board member since 2000. Age 51.

        Larry W. Bickle   Managing Director of Haddington Ventures, LLC, an
                    (4)   investment company, since 1997; Director of St. Mary
                          Land and Exploration since 1995; Director of
                          Millennium since 1998. Board member since 1998. Age
                          58.

           Elizabeth T.   President of Gourmet Products, Inc., an agricultural
                  Bilby   product  marketing  company;  Director of Marketing of
              (1)(2)(3)   Green Valley  Pecans since 1982.  Director of TEP
                          since 1995;  Director of  Millennium from 1998-2003.
                          Board member since 1995. Age 64.

              Harold W.   Senior  Executive  Advisor for AT&T Wireless Services
             Burlingame   since July 2001;  Executive Vice  President,
                 (1)(3)   Communications and Human Resources of AT&T Wireless
                          Services from April 2000 to June 2001; Executive Vice
                          President, Merger and Joint Venture Integration of
                          AT&T from March 1999 to March 2000; Executive Vice
                          President of Human Resources of AT&T from 1987 to
                          March 1999; Member of the AT&T Foundation from
                          November 1986 to December 2002; Chair, Executive
                          Committee, Organization Resources Counselors since
                          June 1999; Director of TEP since 1998. Board member since 1998. Age 63.

         John L. Carter   Retired as General  Manager  of the  Tucson,  Arizona
         (1)(2)(3)(4)     office of IBM in 1987.  President  and Chief
                          Executive Officer of Qualtronics  Manufacturing, Inc.
                          from 1987 to 1993. Retired as Executive Vice
                          President and Chief Financial Officer of
                          Burr-Brown Corporation in 1996. Director of TEP since 1996; Director of Millennium since 1998.
                          Board member since 1996. Age 69.

      Robert A. Elliott   President and owner of The Elliott Accounting Group
                 (2)(3)   since 1983; Television Analyst/Pre-game Show Co-host
                          for Fox Sports Arizona since 1999; Radio Host of "In the Paint" Sports Talk Show for KFNN 1490 AM from 2000 to 2002; Studio Expert Television Analyst for Cox
                          Sports/Phoenix Suns from 1999 to 2001; Corporate
                          Secretary of Southern Arizona Community Bank since
                          1999; Director and Minority Shareholder of Southern
                          Arizona Community Bank since 1998; Director of Tucson
                          Urban League since 1998; Treasurer of Tucson Urban
                          League since 2002; Director of TEP since May 2003.
                          Board member since 2003. Age 48.

          Kenneth Handy   Retired CPA; Vice President and Chief Financial
              (1)(2)(3)   Officer of The Permanente Medical Group, Inc. (the
                          physician services component of the Kaiser Permanente
                          Medical Care Program in Northern California)from 1978 to 1998; Partner at Ernst & Ernst (now Ernst & Young) from 1972 to 1978; Director of TEP since 2001;
                          Director of Millennium from 2001 to 2003. Board member since August 2001. Age 65.

         Warren Y. Jobe   Retired CPA; Senior Vice President of Southern Company
              (2)(3)(4)   from 1998 to 2001; Executive Vice President and Chief
                          Financial Officer and member of the Board of Directors
                          of Georgia Power Company from 1982 to 1998; former
                          President of the Georgia Power  Foundation Inc. from
                          1986 to 2001;  Member of the Board of Directors of
                          Wellpoint Health Networks,  Inc. since 2001;  Director
                          of TEP since 2001; Director of Millennium from 2001 to
                          2003. Board member since August 2001. Age 63.
-------------------

(1) Member of the Corporate Governance and Nominating Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Finance Committee.

            The Board recommends that you vote "FOR" these nominees.

                               BOARD INFORMATION

         Board Meetings   In 2003, the Board held a total of 13 regular and
                          special meetings. Each director attended at least 75% of his or her Board and committee meetings.

       Board Committees   THE AUDIT COMMITTEE selects a firm of independent
                          certified public accountants to audit annually our financial statements, reviews current and projected financial results of operations, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time and makes recommendations to the Board for any changes deemed necessary in such procedures, and performs such other functions delegated by the Board. Our
                          Audit Committee held 12 meetings in 2003 and was in full compliance with its written charter.

                          Upon the recommendation of the Audit Committee, our Board adopted a code of ethics for our senior financial officers, including our Chief Executive Officer, Chief Financial Officer and Controller. A copy of this code of ethics can be obtained on our website at the following website address: http://www.unisourceenergy.com.

                          THE COMPENSATION COMMITTEE reviews the performance of our directors and officers and reviews and approves directors' and officers' compensation. Our Compensation Committee held six meetings in 2003 and was in full compliance with its written charter, which is attached to this Proxy Statement as Appendix A.

                          THE FINANCE COMMITTEE reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held three meetings in 2003.

                          THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE reviews and recommends corporate governance principles, interviews potential directors, and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. The Corporate Governance and Nominating Committee held four meetings in 2003 and was in full compliance with its written charter, which is attached to this Proxy Statement as Appendix B.

                          The Corporate Governance and Nominating Committee identifies and considers nominee candidates supplied by shareholders and Board members. The Corporate Secretary, as directed by the Corporate Governance and Nominating Committee, prepares portfolios for nominee candidates that include confirmation of the candidate's interest, independence, biographical information, review of business background and experience and reference checks. The Corporate Governance and Nominating Committee then evaluates candidates using, in large part, the criteria set forth in the next paragraph and any other criteria the Committee deems appropropriate, and conducts a personal interview with each candidate. Upon completion of this process, formal invitations are extended to accept election to the Board.

                          The Corporate Governance and Nominating Committee has not adopted specific, minimum qualifications with respect to a Committee-recommended Board nominee, but desirable qualifications are set forth in the Board manual and include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of our shareholders while keeping in perspective the interests of our customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director's duties and responsibilities.

                          While no formal policy exists, the Corporate
                          Governance and Nominating Committee does consider recommendations for Board nominees received from our shareholders. The deadline for consideration of recommendations for next year's annual meeting of the shareholders is December 10, 2004 (assuming that the acquisition of UniSource Energy is not completed prior to such date). Recommendations must be in writing and include detailed biographical material indicating the candidate's qualifications and a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. In light of the acquisition of UniSource Energy, the Board does not believe it is appropriate to adopt a formal policy at this time.

                          Each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by our Board, which criteria is in compliance with applicable New York Stock Exchange listing standards.

                               BOARD COMPENSATION

               Retainer   In 2003, each non-employee director received
               and Fees   a $20,000 annual cash retainer, $1,000 for each Board
                          meeting attended, $1,000 for each committee meeting attended and an additional $1,000 per committee meeting if acting as a committee chairperson. We reimburse directors for any expenses related to their Board and committee service.

              Effect of   See "Effect of Proposed Acquisition on Compensation"
               Proposed   beginning on page 18 of this Proxy Statement  for a
            Acquisition   discussion of the effect of the proposed acquisition
                          of UniSource Energy on compensation of our Board members.

             Option and   Under the terms of the 1994 Outside Director Stock
             Restricted   Option Plan, each non-employee director in  office on
           Share Grants   the first business day of each year, and who has been
                          a director for at least three months, is granted a stock option covering a number of shares of our common stock equal to $10,000 divided by the value of an option as of the date of grant. Option values are determined using the Black Scholes option value model.
                          The exercise price of the options is the fair market value of our shares on the grant date. The options vest in one-third increments on the grant date anniversary, and expire in ten years, provided, however, that all of these options will be cancelled and paid in cash upon the consummation of the acquisition.

                          Each non-employee director in office on the first business day of each year is granted a number of restricted shares of our common stock equal to $10,000 divided by the then fair market value of a share of our common stock. Restricted shares vest on the third anniversary of the grant date, provided, however, that all shares subject to restricted stock awards outstanding will vest free of restrictions upon the consummation of the acquisition.

                          On January 2, 2003, each of the non-employee directors, with the exception of Mr. Elliott, received options to purchase 2,358 shares of our common stock at an exercise price of $17.44, and 573 restricted shares of our common stock. Mr. Elliott received options to purchase 1,196 shares of our common stock at an exercise price of $17.84 when he took office on May 9, 2003.

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                                                Cash Compensation                           Security Grants
                                       ----------------------------------       ---------------------------------------
                                                                                 Number of Shares        Number of
                                         Annual                                     Subject to           Securities
                                        Retainer               Meeting          Restricted Stock     Underlying Options
            Name (1)                   Fee ($) (2)           Fees ($) (2)             Award
            --------                   -----------           ------------       -----------------    ------------------
Lawrence J. Aldrich                      20,000                  22,000 (3)            573                  2,358
Larry W. Bickle                          20,000                  19,000 (3)(4)         573                  2,358
Elizabeth T. Bilby                       20,000                  43,000                573                  2,358
Harold W. Burlingame                     20,000                  42,000                573                  2,358
John L. Carter                           20,000                  65,000 (3)(4)         573                  2,358
Robert A. Elliott                        15,000                  35,000                 --                  1,196
Daniel W. L. Fessler (5)                 15,000                  19,000 (3)            573                  2,358
Kenneth Handy                            20,000                  50,000                573                  2,358
Warren Y. Jobe                           20,000                  61,000                573                  2,358
H. Wilson Sundt (6)                       6,666                  16,000                573                  2,358
-------------------

(1) Mr. Pignatelli is not listed in this table because directors who are officers of UniSource Energy or salaried employees of its subsidiaries do not receive compensation in their capacity as members of the Board. Refer to the Summary Compensation Table for information concerning his compensation.
(2) Cash compensation includes amounts earned but deferred at the election of directors.
(3) As members of the Global Solar Energy, Inc. ("GSE") board, Mr. Aldrich, Mr. Carter and Mr. Fessler each received an additional $4,000 and Mr. Bickle received an additional $1,000 for attending GSE board meetings during 2003. UniSource Energy owns 99% of GSE.
(4) As members of the Infinite Power Solutions, Inc. ("IPS") board, Mr. Bickle received an additional $5,000 and Mr. Carter received an additional $6,000 for attending IPS board meetings during 2003. UniSource Energy owns 72% of IPS.
(5) Mr. Fessler resigned from the Board on September 30, 2003. (6) Mr. Sundt retired from the Board on May 9, 2003.
(6)  Mr. SUndt retired from the Board on May 9, 2003.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                Summary   See "Effect of The Proposed Acquisition on
        of Compensation   Compensation" beginning on page 18 of this Proxy
                          Statement for a discussion of the effect of the proposed acquisition of UniSource Energy and related shareholder approval on certain compensation of our executive officers.

                          The following table summarizes the compensation and stock option grants to, and stock options/stock appreciation rights ("SARs") held by the Named Executives.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation               Compensation Awards
                                               -----------------------         -------------------------
                                                                           Restricted          Securities           All Other
            Name and                                                      Stock Awards         Underlying         Compensation
       Principal Position          Year       Salary ($)      Bonus ($)      ($) (1)         Options/SARs (#)         ($) (2)
       ------------------          ----       ---------       --------    ------------       ----------------     ------------

James S. Pignatelli                2003        599,327        550,000           --               21,226               12,000
Chairman, President and            2002        574,654        320,000           --              150,000               11,000
Chief Executive Officer            2001        559,423        580,000           --              150,000               10,500

Steven J. Glaser                   2003        274,596        166,000           --                9,729               11,232
Senior Vice President and Chief    2002        259,654        110,000           --               45,000               11,000
Operating Officer, Transmission    2001        244,231        132,000           --               54,000               10,500
& Distribution - TEP

Dennis R. Nelson                   2003        269,732        150,000           --                9,552               12,000
Senior Vice President and Chief    2002        260,000         90,000           --               45,000               11,000
Operating Officer - UES            2001        259,712        117,000           --               34,000               10,500

Michael J. DeConcini               2003        229,192        145,000           --                8,137               10,314
Senior Vice President,             2002        199,654         72,000           --               40,000               11,000
Investments and Planning /         2001        184,519         97,125           --               30,000               10,500
Senior Vice President and Chief
Operating Officer, Energy
Resources - TEP

Kevin P. Larson                    2003        219,462        145,000           --                7,783                9,876
Vice President, Chief Financial    2002        199,656         76,000           --               35,000               11,000
Officer and Treasurer              2001        184,519        113,000           --               20,000               10,500

Vincent Nitido, Jr.                2003        219,462        145,000           --                7,783                9,876
Vice President, General Counsel    2002        199,654         68,000           --               40,000               11,000
and Chief Administrative Officer   2001        184,519         97,125           --              35,000                10,500

-------------------

(1) As of December 31, 2003, based on the closing market price of UniSource Energy's stock on that date of $24.66, Mr. Pignatelli held 108,053 stock units (including dividend equivalent stock units) valued at $2,664,587; Mr. Glaser held 27,280 stock units (including dividend equivalent stock units) valued at $672,725; Mr. Nelson held 24,016 stock units (including dividend equivalent stock units) valued at $592,235; Mr. DeConcini held 23,729 stock units (including dividend equivalent stock units) valued at $585,157; Mr. Larson held 12,953 stock units (including dividend equivalent stock units) valued at $319,421; and Mr. Nitido held 15,951 stock units valued at $393,352.
(2) All Other Compensation is comprised of UniSource Energy's contributions to the 401(k) Plan and Excess 401(k) contributions to the UniSource Energy Corporation Management and Directors Deferred Compensation Plan.

           Stock Option   During 2003, the Compensation Committee of our Board
         Grants in 2003   granted stock options to officers. The options
                          have exercise prices equal to the fair market value of our common stock at the date of grant, and were intended to be incentive stock options under, and to the maximum extent permitted by, the Internal Revenue Code of 1986, as amended ("Code"). These options would have vested ratably over a three-year period, provided, however, that all of these options vested and became immediately exercisable upon the approval of the acquisition agreement by our shareholders on March 29, 2004. The aggregate number of UniSource Energy shares attributable to the 2003 grants is 97,818.

                          The following table includes our 2003 grants of stock options and SARs to the Named Executives. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the SEC. In assessing those amounts, please note that the ultimate value of the options, as well as the shares, depends on actual future share prices. Market conditions and the efforts of the directors, the officers and others to foster the future success of UniSource Energy and its subsidiaries can influence those future share values.

                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                           Individual Grants


                                 Number of         Percent of                                     Potential Realizable Value
                                 Securities       Total Options/                                    at Assumed Annual Rates
                                 Underlying      SARs Granted to                                  of Stock Price Appreciation
                                Options/SARs        Employees        Exercise      Expiration           for Option Term
            Name                   Granted        in Fiscal Year   Price ($/Sh)       Date             5% ($)          10%($)
            ----                -----------      ---------------   ------------   ----------           ------          ------
James S. Pignatelli                 21,226             21.7%           17.84         5/9/13           238,145         603,506
Steven J. Glaser                     9,729              9.9%           17.84         5/9/13           109,154         276,618
Dennis R. Nelson                     9,552              9.8%           17.84         5/9/13           107,169         271,586
Michael J. DeConcini                 8,137              8.3%           17.84         5/9/13            91,293         231,354
Kevin P. Larson                      7,783              8.0%           17.84         5/9/13            87,321         221,290
Vincent Nitido, Jr.                  7,783              8.0%           17.84         5/9/13            87,321         221,290

         Option and SAR   The following table includes the number and value of
         Holdings as of   exercisable and non-exercisable options and SARs held
      December 31, 2003   by the Named Executives as of December 31, 2003.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Number of Securities
                                                                 Underlying Unexercised            Value of Unexercised
                                 Shares                          Options/SARs at Fiscal         In-the-Money Options/SARs at
                                Acquired                              Year-End (#)                  Fiscal Year End ($)
                               on Exercise        Value               Exercisable/                     Exercisable/
           Name                   (#)           Realized ($)        Unexercisable (1)                Unexercisable (2)
           ----                -----------      ------------     -----------------------         ----------------------------

James S. Pignatelli                --               --                435,629 / 279,559             4,182,658 / 2,183,048
Steven J. Glaser                   --               --                132,143 / 57,729               1,165,173 / 418,784
Dennis R. Nelson                   --               --                132,646 / 50,885               1,233,979 / 372,369
Michael J. DeConcini               --               --                 63,881 / 71,469                 577,106 / 561,437
Kevin P. Larson                    --               --                 69,386 / 37,782                 636,171 / 277,474
Vincent Nitido, Jr.                                                    68,811 / 72,782                 613,182 / 570,314
-------------------

    (1) The unexercisable Options/SARs reflected in the foregoing table vested and became exercisable upon shareholder approval of the acquisition agreement on March 29, 2004.
    (2) Includes cash dividend equivalents on stock options awarded in 2002 under the UniSource Energy Corporation Omnibus Stock and Incentive Plan.

         2003 Long-Term   The following table includes the number of shares,
         Incentive Plan   units or other rights awarded to the Named Executives
                 Awards   in the last fiscal year under any long-term incentive
                          plan.

                          Payout of the 2003-2005 long-term incentive plan awards will be based on the achievement, during the performance period, of four (4) financial and two (2) operational goals, each on a UniSource Energy basis. The financial goals are total shareholder return, earnings per share, cash flow and equity capitalization. The operational goals are plant availability and customer measures. Each goal has an annual target, and each goal has an exceptional target for 2005. Two points are awarded for the achievement of each annual goal, and two additional points are awarded for achievement of each exceptional target for 2005. The payout will be based on cumulative points for the performance period. There are 48 available points. Threshold performance is achieved at 24 points, target performance at 30 points and maximum performance at 37 points.

                           LONG-TERM INCENTIVE PLANS
                           AWARDS IN LAST FISCAL YEAR

                                                                             Estimated Future Payouts under
                                Number of           Performance or            Non-Stock Price-Based Plans
                              Shares, Units       Other Period Until         -------------------------------
                               or Other             Maturation or      Threshold           Target            Maximum
      Name                      Rights (#)           Payout (3)         (# or$)            (# or$)           (# or$)
      ----                    --------------      ------------------   ---------           -------           --------
James S. Pignatelli           18,370 (1)       1/1/03 - 12/31/05          7,564            18,370            29,176
                             189,000 (2)                                $78,000          $189,000          $300,000

Steven J. Glaser               8,420 (1)       1/1/03 - 12/31/05          3,467             8,420            13,372
                              87,000 (2)                                $36,000           $87,000          $138,000

Dennis R. Nelson               8,267 (1)       1/1/03 - 12/31/05          3,404             8,267            13,129
                              85,000 (2)                                $35,000           $85,000          $135,000

Michael J. DeConcini           7,042 (1)       1/1/03 - 12/31/05          2,900             7,042            11,184
                              72,000 (2)                                $30,000           $72,000          $115,000

Kevin P. Larson                6,736 (1)       1/1/03 - 12/31/05          2,774             6,736            10,698
                              69,000 (2)                                $29,000           $69,000          $110,000

Vincent Nitido, Jr.            6,736 (1)       1/1/03 - 12/31/05          2,774             6,736            10,698
                              69,000 (2)                                $29,000           $69,000          $110,000

-------------------

    (1) Performance shares are denominated in shares of UniSource Energy common stock.
    (2) Performance units are denominated in cash. One performance unit equals $1.00.
    (3) The performance share and performance unit awards reflected in the foregoing table vested at target upon shareholder approval of the acquisition agreement on March 29, 2004. See table in "Effect of Proposed Acquisition on Compensation" on page 18 of this Proxy Statement for amount of shares and cash distributed to the Named Executives in respect to these awards.

                      EQUITY COMPENSATION PLAN INFORMATION

                 Equity   Our only equity-based compensation plan that has not
           Compensation   been approved by shareholders is the Management and
                  Plans   Directors Deferred Compensation Plan (the "DCP").
                          Shareholder approval of the DCP has not been required.
                          Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for their services to us. We also credit DCP accounts of employees participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan.
                          Each participant in the DCP may elect that his or her deferrals be credited in the form of deferred shares. Deferred shares are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of UniSource
                          Energy common stock. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource
                          Energy on its issued and outstanding common stock.
                          Each participant elects the time and manner of payment
                          (lump sum or installments) of his or her deferred shares under the DCP. The shares used to satisfy our stock obligations under the DCP are shares that have been purchased on the open market.

                         EQUITY COMPENSATION PLAN TABLE

                          The following table sets forth information as of December 31, 2003, with respect to UniSource Energy's equity compensation plans.

                                 Number of Shares of                                 Number of Shares of UniSource Energy
                               UniSource Energy Common                               Common Stock Remaining Available for
                                       Stock to                                          Future Issuance Under Equity
                               be Issued Upon Exercise       Weighted-Average        Compensation Plans (Excluding Shares
                               of Outstanding Options        Exercise Price of                    Reflected
       Plan Category                  and Rights            Outstanding Options              in the First Column)
       -------------           -----------------------      -------------------              --------------------
Equity Compensation Plans               2,874,397 (2)             $16.04  (3)                     969,931  (4)
Approved by Shareholders (1)

Equity Compensation Plans                  60,203 (5)                 --                               --  (6)
Not Approved by Shareholders

Total                                   2,934,600                     --                               --

-------------------

          (1) The equity compensation plans approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan and the UniSource Energy Corporation 1994 Outside Director Stock Option Plan.
          (2) Includes options outstanding as to 2,482,680 shares, stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 257,263 shares, and performance shares outstanding as to 134,454 shares. See table of "Long-Term Incentive Plans - Awards in Last Fiscal Year." Performance shares shown at estimated maximum future payout.
          (3) Calculated based on the outstanding options and exclusive of outstanding stock units.
          (4) Of these shares, 793,654 were available for additional awards under the 1994 Omnibus Stock and Incentive Plan and 176,277 were available for additional awards under the 1994 Outside Director Stock Option Plan. Although 793,654 shares remained available for grant under the 1994 Omnibus Stock and Incentive Plan, pursuant to the plan document no award may be granted under the Plan after February 3, 2004. Shares available under either of these plans may be used for any type of award authorized under that plan. Awards authorized under the 1994 Omnibus Stock and Incentive Plan include options, stock appreciation rights, restricted stock, performance shares, and stock units. Awards authorized under the 1994 Outside Director Stock Plan include options, restricted stock, and dividend equivalents. The aggregate amount of shares issuable under these plans is subject to certain limitations set forth in the acquisition agreement.
          (5) Reflects an aggregate of 60,203 deferred shares credited under the DCP.
          (6) There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. The UniSource Energy shares used to satisfy our stock obligations under the DCP are shares that have been purchased on the open market. Similarly, the aggregate amount of shares issuable under these plans is subject to certain limitations set forth in the acquisition agreement.

          Pension Plans   The following table shows the estimated annual
                          retirement benefit payable to participants, including the Named Executives, for the average annual compensation and years of service indicated.
                          Compensation is comprised of the officers' average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary and bonus, as shown on the Summary Compensation Table.

                                                          PENSION PLAN TABLE

                                                                     Years of Service
                           ---------------------------------------------------------------------------------------------
Remuneration ($)                  10             15              20              25              30              35
         125,000                54,850          54,850         54,850          54,850          54,850          54,850
         150,000                65,820          65,820         65,820          65,820          65,820          65,820
         175,000                76,790          76,790         76,790          76,790          76,790          76,790
         200,000                87,760          87,760         87,760          87,760          87,760          87,760
         225,000                98,730          98,730         98,730          98,730          98,730          98,730
         250,000               109,700         109,700        109,700         109,700         109,700         109,700
         300,000               131,640         131,640        131,640         131,640         131,640         131,640
         400,000               175,520         175,520        175,520         175,520         175,520         175,520
         450,000               197,460         197,460        197,460         197,460         197,460         197,460
         500,000               219,400         219,400        219,400         219,400         219,400         219,400
         550,000               241,340         241,340        241,340         241,340         241,340         241,340
         600,000               263,280         263,280        263,280         263,280         263,280         263,280
         650,000               285,220         285,220        285,220         285,220         285,220         285,220
         700,000               307,160         307,160        307,160         307,160         307,160         307,160
         750,000               329,100         329,100        329,100         329,100         329,100         329,100
         800,000               351,040         351,040        351,040         351,040         351,040         351,040
         850,000               372,980         372,980        372,980         372,980         372,980         372,980
         900,000               394,920         394,920        394,920         394,920         394,920         394,920
         950,000               416,860         416,860        416,860         416,860         416,860         416,860
       1,000,000               438,800         438,800        438,800         438,800         438,800         438,800
       1,100,000               482,680         482,680        482,680         482,680         482,680         482,680
       1,200,000               526,560         526,560        526,560         526,560         526,560         526,560
       1,300,000               570,440         570,440        570,440         570,440         570,440         570,440
       1,400,000               614,320         614,320        614,320         614,320         614,320         614,320

                       The amount of the pension benefit is equal to a base of 40% of the compensation for ten years of service, plus 9.7% (life annuity factor) of such calculated amount. The estimated benefits shown in the Pension Plan Table are straight life annuities not subject to a reduction for any Social Security benefits. The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of UniSource Energy the difference, if any, between the benefits under TEP's pension plan and any benefit payments, which may be limited by federal regulations.

                      The credited years of service for UniSource Energy's Named Executives are as follows:

                                                                               Credited
                                                Name                       Years of Service
                                                ----                       ----------------
                                    James S. Pignatelli                            9
                                    Steven J. Glaser                              14
                                    Dennis R. Nelson                              26
                                    Kevin P. Larson                               18
                                    Michael J. DeConcini                          15
                                    Vincent Nitido, Jr.                           13

                 EFFECT OF PROPOSED ACQUISITION ON COMPENSATION

         New Employment   As of the date of this Proxy Statement, no member
           Arrangements   of our management has entered into any amendments
                          or modifications to existing employment agreements with us or our subsidiaries in anticipation of the acquisition. Nor has any member of our management entered into any agreement, arrangement or understanding with Saguaro Utility or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Although no such agreement, arrangement or understanding currently exists, it is generally expected that our existing management will remain after the acquisition is completed, which means that members of our existing management may, prior to the closing of the acquisition, enter into new arrangements with Saguaro Utility or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation.

      Change in Control   TEP has Change in Control Agreements
             Agreements   ("Agreements") with all of its officers. The
                          Agreements are in effect until the later of: (i) five
                          years after the date either TEP or the officer gives
                          written notice of termination of the Agreement, or
Change in                 (ii) if a change in control occurs during the term of
Control Agreements        the Agreement, five years after the change in control.
were adopted              On March 29, 2004, upon the approval of the
to attract                acquisition agreement by our shareholders, a change in
and retain                control occurred for purposes of the Agreements. This
quality management.       will be true irrespective of whether or not the
                          acquisition is completed.

                          The Agreements provide that each officer shall be employed by TEP, or one of its subsidiaries or affiliates, in a position comparable to his or her current position, with compensation and benefits, which are at least equal to their then current compensation and benefits, for a period of five years after a change in control (subject to earlier termination due to the officer's acceptance of a position with another company or termination for cause).

                          In the event that the officer's employment is terminated by TEP (with the exception of termination due to the officer's acceptance of another position or for cause), or if the officer terminates employment because of a reduction in position, responsibility, compensation or for certain other stated reasons, the officer is entitled to severance benefits in the form of: (i) a lump sum payment equal to the present value of three times annual salary and bonus compensation; (ii) the present value of the additional amount the officer would have received under the TEP Retirement Plan if the officer had continued to be employed for the five-year period after a change in control occurs; plus (iii) the present value of any employee awards under the 1994 Omnibus Stock and Incentive Plan or any successor plan, which are outstanding at the time of the officer's termination (whether vested or not), prorated based on length of service. Such officer is also entitled to continue to participate in TEP's health, death and disability benefit plans for five years after the termination. The Agreements further provide that TEP will make a payment to the officer to offset any excise taxes that may become payable under certain conditions. Any payments made in respect of such excise taxes are not deductible by us. Assuming Mr. Pignatelli's and the other Named Executives' employment was terminated, the total payments made by UniSource Energy pursuant to the Agreements would not be expected to exceed $17 million.

           Treatment of   Our Board has over time granted options to our
          Stock Options   executive officers and managers that allow those
                          individuals to purchase our common stock at fair market value on the date of issuance. Members of our Board have also over time received grants of options to purchase our common stock at specified prices. On March 29, 2004, upon the approval of the acquisition agreement by our shareholders, a change of control occurred for purposes of the outstanding stock options under the UniSource Energy Corporation
                          1994 Omnibus Stock and Incentive Plan, with the effect of making all outstanding stock options of officers and managers immediately exercisable. Upon consummation of the acquisition, all outstanding stock options under the UniSource Energy Corporation
                          1994 Outside Director Stock Option Plan will become immediately exercisable by members of our Board. In connection with the acquisition agreement, Saguaro
                          Utility, through its affiliate, has agreed to pay at the effective time of the acquisition, with respect to all outstanding options, an amount in cash equal to the product of:

                          o the total number of shares of our common stock
                            underlying a holder's options, and
                          o the excess of $25.25 over the exercise price per
                            share of the shares of our common stock underlying such options.

                          Due to this provision, as of the Record Date, our Board members and the Named Executives listed in the chart that immediately follows this paragraph will be entitled to receive, at the effective time of the acquisition, the following cash payments, respectively, with respect to the cancellation of their options (assuming that the options outstanding as of the Record Date are not exercised or canceled prior to the effective time):

                                               Name and Title                       Amount (1)
                                               --------------                       ----------
                                James S. Pignatelli
                                Chairman, President and Chief Executive             $6,790,211
                                Officer

                                Lawrence J. Aldrich
                                Director                                               $66,268

                                Larry W. Bickle
                                Director                                              $109,306

                                Elizabeth T. Bilby
                                Director                                              $139,568

                                               Name and Title                       Amount (1)
                                               --------------                       ----------
                                Harold W. Burlingame
                                Director                                              $109,306

                                John L. Carter
                                Director                                              $127,868

                                Robert A. Elliott
                                Director                                                $8,862

                                Kenneth Handy
                                Director                                               $48,636

                                Warren Y. Jobe
                                Director                                               $48,636

                                Steven J. Glaser
                                Senior Vice President and Chief Operating           $1,697,485
                                Officer, Transmission & Distribution -TEP

                                Dennis R. Nelson
                                Senior Vice President and Chief Operating           $1,716,325
                                Officer - UES

                                Michael J. DeConcini
                                Senior Vice President, Investments and              $1,220,738
                                Planning / Senior Vice President and Chief
                                Operating Officer, Energy Resources - TEP

                                Kevin P. Larson
                                Vice President, Chief Financial Officer and           $979,258
                                Treasurer

                                Vincent Nitido, Jr.
                                Vice President, General Counsel and Chief           $1,269,188
                                Administrative Officer

                                All directors and executive officers as a
                                group                                              $17,960,593
-------------------

(1) Includes cash payments attributable to shares subject to options exercisable within 60 days as disclosed in the Security Ownership of Management table on pages 4-5 under the column heading "Amount and Nature of Beneficial Ownership."

              Treatment   As discussed under "Equity Compensation Plan
               of Other   Information" on page 15 of this Proxy Statement, we
           Compensation   maintain a deferred compensation plan that permits
                          officers and directors to defer a percentage of the compensation or fees that would otherwise be payable to the individual for their services to us.
                          A participant in this plan may elect that his or her deferrals be credited in, among other things, the form of a deemed investment in shares of our common stock. A trust has been established that maintains a position in our common stock corresponding to the plan participants' deemed investment in our common stock. Distributions are made in stock or cash, at our discretion. In addition, our Board has, over time, granted our executive officers and managers restricted stock units under our stock and incentive plans. Upon vesting, officers and managers may defer receipt of these restricted stock unit awards, in which case, the deferred awards are credited to a bookkeeping account in the form of dividend equivalent-bearing stock units. The table that follows sets forth the allocable amount of shares of common stock credited to our directors and the Named Executives as of the Record Date with respect to the deferred compensation plan and dividend equivalent-bearing stock units.

                          Our Board has also, over time, granted our executive officers and managers other equity-based compensation awards, including performance shares and performance units under our stock and incentive plans. Performance shares are distributed as shares of our common stock, and performance units are distributed as cash, in each case, when, and to the extent, that performance goals during a specified performance period have been met. On March 29, 2004, upon the approval of the acquisition agreement by our shareholders, a change of control occurred for purposes of these awards and the awards fully vested, at target. See "2003 Long-Term Incentive Plan Awards" on page 14 of this Proxy Statement. As provided in the following table, upon the change of control, all shares of common stock were distributed with respect to performance shares and all cash payments were made with respect to performance units.

                                                                                 Number of Performance Shares
                                                      Allocable Amount of       Issued/Amount of Cash Paid with
                    Name and Title                      Deferred Shares          Respect to Performance Units
                    --------------                    -------------------       --------------------------------
    James S. Pignatelli                                      137,385                   12,675 / $327,958
    Chairman, President and
    Chief Executive Officer

    Lawrence J. Aldrich                                        1,548                          --
    Director

    Larry W. Bickle                                              405                          --
    Director

    Elizabeth T. Bilby                                         4,378                          --
    Director

    Harold W. Burlingame                                       1,548                          --
    Director

    John L. Carter                                            10,338                          --
    Director

    Robert A. Elliott                                            405                          --
    Director

    Kenneth Handy                                              3,438                          --
    Director

    Warren Y. Jobe                                             1,548                          --
    Director

    Steven J. Glaser                                          29,574                   5,809 / $150,708
    Senior Vice President and
    Chief Operating Officer, Transmission &
    Distribution - TEP

                                                                                 Number of Performance Shares
                                                      Allocable Amount of       Issued/Amount of Cash Paid with
                    Name and Title                      Deferred Shares          Respect to Performance Units
                    --------------                    -------------------       --------------------------------
    Dennis R. Nelson                                          26,353                   5,704 / $147,537
    Senior Vice President and Chief Operating
    Officer - UES

    Michael J. DeConcini                                      24,307                   4,858 / $125,290
    Senior Vice President, Investments and
    Planning / Senior Vice President and Chief
    Operating Officer,
    Energy Resources - TEP

    Kevin P. Larson                                              774                   3,770 / $141,370
    Vice President, Chief Financial Officer and
    Treasurer

    Vincent Nitido, Jr.                                       16,470                   3,770 / $141,370
    Vice President, General Counsel and Chief
    Administrative Officer

    All directors and executive officers as a                302,686                  53,566 / $1,629,620
    group

                         DIRECTOR INDEPENDENCE CRITERIA

     Board independence   The Board has established the following criteria for
       is determined by   determining independence, including for the purpose of
       consideration of   serving upon the Audit Committee, the Compensation
   established criteria.  Committee and the Corporate Governance and Nominating
                          Committee.

                          Directors that meet each of the following criteria are deemed independent:

                          1.    A director who is a former employee of
                                UniSource Energy cannot be "independent" until five years after employment has ended, provided, however, that a director who serves as an interim Chairman or CEO is excluded from the definition of a "former employee" and thus deemed independent immediately after his or her service as interim Chairman or CEO ends.

                          2.    A director who is, or in the past five
                                years has been, affiliated with or employed by a (present or former) auditor of UniSource Energy (or of an affiliate) cannot be "independent" until five years after the end of either the affiliation or the auditing relationship.

                          3. A director cannot be "independent" if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of UniSource Energy serves on the compensation committee of another company that concurrently employs the director.

                          4. Directors with immediate family members in the foregoing categories (items 1-3) are likewise subject to the five-year "cooling-off" provisions for purposes of determining "independence," provided, however, that employment of a family member in a non-officer position does not preclude a director from being deemed "independent."

                          5. A director who possesses an interest in any transaction for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K (generally, this item requires proxy statement disclosure of transactions exceeding $60,000 between a director and UniSource Energy or any of our subsidiaries) cannot be independent.

                          6. Directors that do not meet item 5 of the aforementioned criteria may nonetheless be deemed independent by a majority of independent directors, provided the basis for such determination shall be disclosed in our Proxy Statement.

                          Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exception of Lawrence J. Aldrich and Larry W. Bickle. See "Transactions with Management and Others" below.

                              TRANSACTIONS WITH MANAGEMENT AND OTHERS

             Haddington   Millennium  was  authorized by its Board of Directors
                Energy    in 2000 to invest $15 million,  in aggregate, over a
         Partners II LP   three- to five-year period in Haddington  Energy
                          Partners II LP. Mr. Bickle, a member of ourBoard, is the managing director of Haddington Ventures LLC, the general partner of Haddington Energy Partners II LP.
                          As of December 31, 2003, Millennium had funded approximately $8.5 million under this commitment, $2.4 million of which was funded in 2003.

                 Valley   Millennium made a commitment of $5 million capital
               Ventures   plus a share of expenses to Tucson Ventures, LLC,
                III, LP   a venture capital fund, in 2000. Tucson Ventures, LLC
                          merged with Valley Ventures III, LP, also a venture capital fund, in 2002. In connection with the merger of the funds, Millennium's commitment was revised to a total of $6 million, including expenses. Mr. Aldrich, a member of our Board, is a general partner of the company that manages Valley Ventures III, LP. As of
                          December 31, 2003, Millennium had funded approximately $1.2 million under this commitment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Millennium Energy   Mr. Stephen  Alexander,  an immediate family member of
            Investments   Mrs.  Bilby,  a member of our  Compensation Committee,
                          is employed by Millennium.  As Director of Energy
                          Investments,  Mr. Alexander assists in overseeing
                          Millennium's investment portfolio. For his services in 2003, Mr. Alexander received compensation of approximately $150,000 from Millennium.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Committee   The Compensation Committee is responsible for
                          developing and administering executive compensation policies and programs for UniSource Energy and TEP and making recommendations to the Board with respect thereto. The Compensation Committee makes recommendations to the Board with respect to the compensation of UniSource Energy's executive officers, including Mr. Pignatelli and the other
                          Named Executives, and sets policies for and reviews the compensation awarded to other key members of management. UniSource Energy applies a consistent philosophy to compensation for all executive employees, including the Named
                          Executives.

                Overall   UniSource Energy's executive compensation policies and
             Objectives   programs generally are intended to (i) relate the
                          compensation of employees to the success of UniSource
                          Energy and the corresponding creation of shareholder value, and (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities.

              Executive   The Compensation Committee reviews our
           Compensation   executives' compensation each year. Compensation
              Generally   depends on many factors, including individual
                          performance, responsibilities, future challenges and objectives and the executive's potential contribution to our future success. The Compensation Committee also looks at our financial performance and the compensation levels at comparable companies.

                          UniSource Energy's 2003 compensation program consisted of three components:

                               o    base salary;
                               o    short-term incentive compensation; and
                               o    long-term incentive compensation.

            Base Salary   The base salary component of compensation is intended
                          to be competitive with that paid by comparable companies in the energy industry. In developing the compensation program, the Compensation Committee retained an external consultant to conduct a competitive analysis of pay for UniSource Energy's officer group. In conducting its analysis for 2003, the consultant selected a peer group of energy companies with a revenue range of $264 million to $6 billion. UniSource Energy ranks at the 37th percentile of the peer group. Twenty-one of the 25 peer group companies have both regulated utility and non-regulated energy businesses. The Compensation
                          Committee believes the companies in the comparator group are a more appropriate comparison for UniSource
                          Energy than the Edison Electric 100 companies used in the Performance Graph on page 28 of this Proxy
                          Statement, because the type of business and annual revenues of the companies included in the survey are more closely related to those of UniSource Energy and the companies in the comparator group represent primary competitors to UniSource Energy for top-level management personnel. The external data from companies in the comparator group was used to develop market compensation for each executive position. "Market compensation" refers to the median salary for executives in the comparator group. Base salaries for UniSource Energy's executive officers, including Mr.
                          Pignatelli and the other Named Executives, were set at market compensation levels in January 2003, in recognition of the increasingly competitive environment in the electric industry, the need to continue to attract and retain highly qualified executives and the fact that a substantial portion of each executive's total compensation package is "at-risk," based on the achievement of certain corporate goals. See "Short-Term Incentive
                          Compensation and Long-Term Incentive Compensation" below.


             Short-Term   The Board adopted a Short-Term Incentive Plan to
              Incentive   provide compensation for meeting or exceeding
           Compensation   specified objectives designed to contribute to the
                          attainment of UniSource Energy's performance targets and long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant's base salary. In 2003, the target award levels for our executive officers ranged from 30% to 70% of base salary. Awards for Mr. Pignatelli and the remaining executive officers are determined by the Board based on the accomplishment of previously established individual goals and contribution to business results.
                          Based on the foregoing factors, the Compensation
                          Committee made awards to the Named Executives ranging from 56% to 92% of base salary. Incentive compensation awarded to Mr. Pignatelli and the other Named
                          Executives is set forth in the preceding Summary
                          Compensation Table.

              Long-Term UniSource Energy's long-term incentive compensation Incentive is intended to attract and retain quality employees
           Compensation   over the long-term in a manner that directly aligns
                          them with shareholder interest.

                          At the recommendation of the Compensation
                          Committee, the Board unanimously adopted and, at the 1994 annual meeting of the shareholders, the shareholders approved the Tucson Electric Power Company (now UniSource Energy) 1994 Omnibus Stock and Incentive Plan. On May 9, 2003, the Compensation Committee issued stock options (intended to be incentive stock options), performance shares (denominated in shares) and performance units (denominated in cash) to all executive officers of UniSource Energy, including Mr. Pignatelli and the other Named Executives. In calculating the level of awards to the executive officers, the Compensation Committee considered the above analysis of executive compensation for comparative companies. Based on such analysis, the Compensation Committee awarded Mr. Pignatelli and the other Named Executives stock options, performance shares and performance units with a total value equal to 100% of base salary for target performance. The number of UniSource Energy shares covered by the stock option grant to Mr. Pignatelli was 21,226, the number of performance shares was 18,370, and the number of performance units was 189,000. See "2003 Long-Term Incentives Plan Awards" on page 14 of this Proxy Statement for a discussion of the performance criteria upon which the payout of performance shares and performance units is dependent. In determining the 2003 long-term incentive awards, the Compensation Committee did not consider the number of options previously granted or outstanding.

           Tax Code       The Compensation Committee does not presently have a
           Concerns       policy regarding qualifying compensation paid to
                          executive officers for deductibility under Section
                          162(m) of the Code.

                                   Respectfully submitted,

                                   THE COMPENSATION COMMITTEE

                                   H. Wilson Sundt, Chair (1/03-5/03)
                                   Harold W. Burlingame, Chair (6/03-12/03)
                                   Elizabeth T.Bilby
                                   John L. Carter
                                   Robert A. Elliott
                                   Kenneth Handy
                                   Warren Y. Jobe

                             AUDIT COMMITTEE REPORT

          The Committee   The Audit Committee is made up of five financially
                          literate directors who are independent based upon independence criteria established by our Board, which criteria is in compliance with applicable
                          New York Stock Exchange listing standards. Our Board has determined that each member of the Audit Committee has accounting and/or related financial management expertise and as such has not designated any single
                          Audit Committee member as the Audit Committee
                          "financial expert." However, our Board anticipates that it will formally designate one member of the Audit Committee to be the Audit Committee "financial expert" at its May 2004 Board meeting. The Board previously adopted a written charter for the Audit
                          Committee. The Committee has complied with its charter, including the requirement to meet periodically with our independent auditors, internal audit department and management to discuss the auditors' findings and other financial and accounting matters.

                          In connection with our December 31, 2003 financial statements, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with PricewaterhouseCoopers, LLP, our independent auditor, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380); (iii) received from PricewaterhouseCoopers, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with PricewaterhouseCoopers, LLP its independence.

                          Based on all of its activities during the year, the Audit Committee recommended to the Board that the audited financial statements for 2003 be included in the Annual Report on Form 10-K for filing with the SEC.

           Pre-Approved   Rules adopted by the SEC in order to implement
               Policies   requirements of the Sarbanes-Oxley Act of 2002
         and Procedures   require public company audit committees to pre-approve
                          audit and non-audit services. Our Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in our best interest for the auditor to perform services in addition to the annual audit of our financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for us. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit
                          Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit
                          Committee.

                   Fees The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2002 and 2003. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditors.

                                                                      2002                 2003
                                                                      ----                 ----
                                Audit Fees                           $821,739            $1,030,489
                                Audit-Related Fees                   $194,989              $713,470
                                Tax Fees                              $62,453               $55,466
                                All Other Fees                        $39,812                $2,598

                          Fees for audit services include fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards. Audit-related fees principally include accounting and electric system assets from Citizens Communications Company on August 11, 2003 and due diligence related to the Springerville expansion and proposed acquisition of UniSource Energy by an affiliate of Saguaro Utility. Tax fees include tax compliance, tax advice, and tax planning. All other fees principally include accounting training.
                          Amounts previously reported for 2002 have been reclassified to conform to the categories required for 2003.

                                   Respectfully submitted,

                                   THE AUDIT COMMITTEE

                                   Warren Y. Jobe, Chair
                                   Elizabeth T. Bilby
                                   John L. Carter
                                   Robert A. Elliott
                                   Kenneth Handy

                               PERFORMANCE GRAPH
             Comparison of Cumulative Five-Year Total Return Among
                 UniSource Energy, Standard & Poor's 500 Index
                and EEI Index of 64 Investor-Owned Utilities (1)

The graph showing on the hard copy represents the comparison of four year cumulative total return between UniSource Energy Corporation, the S&P 500 Index, and EEI Index of 100 investor-owned utilities. The graph's X-axis shows the years 1998 to 2003, and the Y-axis shows dollar values from zero to 250. The data points are connected by lines with the following markers:
UniSource Energy Corporation - triangles; S&P 500 - diamonds; EEI Index - 100 Electrics - squares. The data points are as follows:

                      1998      1999      2000      2001      2002     2003
                      ----      ----      ----      ----      ----     ----
UniSource Energy
 Corporation          $100      $83       $142      $141      $137     $202
S&P 500 Index         $100      $121      $120      $110      $76      $97
EEI Index - 100
 Electrics            $100      $81       $110      $97       $94      $116

     (1) Assumes $100 invested on December 31, 1998 in UniSource Energy Corporation common stock, S&P Index and EEI Index. It is assumed that all dividends are reinvested in stock at the frequency paid and the returns of each component peer group issuer are weighted according to the issuer's stock market capitalization at the beginning of the period.

     Data and Calculations                   1999          2000          2001          2002          2003
     ---------------------                   ----          ----          ----          ----          ----
     S&P 500 Total Return Change            21.04%        -9.10%        -11.89%       -22.10%       28.69%
     EEI Index - 64 Electrics Change       -18.60%        47.97%         -8.79%       -14.73%       23.48%
     UniSource Energy Change               -17.13%        71.80%         -1.30%        -2.20%       46.72%

                      SUBMISSION OF SHAREHOLDER PROPOSALS

                General Rule 14a-4 of the SEC's proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of our shareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year's annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2005 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy on or before February 24, 2005 (assuming that the acquisition of UniSource Energy is not completed prior to such date).

We must receive your      This requirement is separate and apart from the SEC's
shareholder proposals     requirements that a shareholder must meet in order to
by December 10, 2004.     have a shareholder proposal included in our Proxy
                          Statement. Shareholder proposals intended to be presented at our 2005 annual meeting of the shareholders (assuming that the acquisition of UniSource Energy is not completed prior to our 2005 annual meeting of shareholders) must be received by us no later than December 10, 2004 (assuming that the acquisition of UniSource Energy is not completed prior to such date), in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.

                                 OTHER BUSINESS

                          The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                          Copies of our 2003 Annual Report on Form 10-K may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UniSourceEnergy.com.


                                   By order of the Board of Directors,
                                   /s/ Catherine A. Nichols
                                   ------------------------
                                   Catherine A. Nichols
                                   Corporate Secretary



                      PLEASE VOTE - YOUR VOTE IS IMPORTANT

                                                                      APPENDIX A
                                                                December 4, 2003

                          UNISOURCE ENERGY CORPORATION
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

1.       COMPOSITION

         The Compensation Committee of the Board of Directors consists of not fewer than three Directors appointed annually by the Board. All members of the Committee shall be determined to be independent in accordance with the NYSE Listed Company Manual. The Board shall designate one of the Committee members as Chairman of the Committee.

2.       MEMBER QUALIFICATIONS

         A Director shall be qualified to serve on the Committee if he or she qualifies as independent under the NYSE Listed Company Manual.

3.       MEMBER APPOINTMENT AND REMOVAL

         All members of the Committee shall be appointed and/or removed by the Corporate Governance & Nominating Committee.

4.       MEETINGS

         The Committee will hold at least three regular meetings each year, and such additional meetings, as it may deem necessary. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and President and other members of management may attend as is appropriate.

5.       RULES OF PROCEDURE

         The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place, time and frequency. In the absence of such rules, the Committee will meet at the call of its Chairman as is required to accomplish the purposes of the Committee.

6.       COMPENSATION

         Each member will be paid for each meeting attended the same fee paid for attendance at other Committee meetings of the Board, and will be reimbursed for travel expenses incurred by attendance at meetings.

7.       COMMITTEE SECRETARY

         The Secretary of the Committee will be the Asst. Corporate Secretary of the Company (or such other officer as the Committee may designate) and not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company officer is not appropriate, the Chairman shall act as secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

8.       QUORUM

         A majority of the total membership of the Committee will constitute a quorum.

9.       RESPONSIBILITIES

         The function of the Committee is to assure an internally consistent and externally competitive executive compensation program in order to attract, motivate and retain qualified executives. It is also the Committee's function to provide incentives for the attainment of the Company's strategic goals and objectives and to produce a report on executive compensation for inclusion in the Proxy Statement of the Company.

         For purposes of the Committee's responsibilities, executives are defined as all officers of the Company.

10.             SPECIFIC DUTIES OF THE COMMITTEE

         1. Approve the compensation philosophy and guidelines for the executive group, including base salary structure, incentive compensation, and long range strategic incentive programs to attract, retain and motivate executives.

         2. Review and approve corporate goals and objectives relating to CEO compensation.

         3. Evaluate CEO performance in light of corporate goals and objectives and set CEO compensation level based upon evaluation of the performance of such goals and objectives.

         4. Review and approve, based on reviews of compensation practices in related and other industries, the appropriate compensation levels including fringes and other benefits for the CEO.

         5. Receive the CEO's recommendations, review and approve compensation for all of the Company's executives, including any equity compensation awarded, fringes and other benefits, and the ability to delegate action to Management in conjunction with the aforementioned compensation.

         6. Review and approve any management incentive plans, including the participants, goals, payout ratios, etc., which involve executives of the Company.

         7. Administer the Company's long range incentive plan, including selection of participants, setting of objectives, and determination of awards, as more fully defined in such plan. Recommend changes to the long range incentive program as deemed necessary considering the Company's performance, relative shareholder return, value of similar awards at similar companies and awards given to the Company's CEO in past years.

         8. Review and approve any special employment contract or other special agreement, such as a supplementary pension agreement, for any of the Company's executives.

         9. Produce an annual report, in accordance with applicable rules and regulations, on executive compensation for inclusion in the proxy statement.

         10. Periodically, receive a briefing by management regarding the administration and appropriateness of the total rewards package including base, short-term and long-term compensation and health and welfare plans, for non-executive employees.

         11. Review and approve Director compensation, including short- and long-term incentives.

         12. Review and approve policy for reimbursement of Director expenses.

         13. As necessary, carry out other duties assigned by the Board to the Committee that are related to compensation and management development.

         14. Retain and terminate any consulting firms to be used to assist in the evaluation of director, CEO or executive compensation. This authority shall be exclusive to this Committee.

         15.    Annually review its performance as a Committee.

11.      RESPONSIBILITIES OF THE CHAIRMAN

         The Chairman of the Committee will present the Committee's recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee's determinations and approvals.

12.      RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee, with the exception of that portion of any meeting where compensation of the Chief Executive Officer is considered. It is also the responsibility of the Chief Executive Officer to coordinate the implementation and execution of Committee determinations.

13.      OTHER AUTHORITY

         The Committee may call upon any person including employees of the Company or its subsidiaries, knowledgeable in matters discussed by the Committee, for information and counsel.

14.      ANNUAL SCHEDULE

         The routine business of the Committee shall be considered in accordance with the Annual Schedule attached as Exhibit A.

                                                                       EXHIBIT A


                                     11/03

                     COMPENSATION COMMITTEE ANNUAL SCHEDULE



         February Review prior year performance under short term incentive program and determine awards

                          Review current year Performance Enhancement Plan

                          Approve report of Committee for inclusion in Proxy

         August Meet with consultant re upcoming review of Director and Officer compensation

         October          Review of compensation for Directors and Officers

         December Establish director retainer and meetings fees to be effective January 1st of following year.

                          Establish Officer compensation for following year.

                          Review corporate goals and objectives for following year






                        (The dates on the above schedule
                            are subject to change.)

                                                                      APPENDIX B
                                                                February 5, 2004


                          UNISOURCE ENERGY CORPORATION

    CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

1.       COMPOSITION

         The Corporate Governance and Nominating Committee of the Board of Directors (the "Committee") consists of not fewer than three Directors appointed annually by the Board. All members of the Committee shall be determined to be independent in accordance with the NYSE Listed Company Manual. The Board shall designate one of the Committee members as Chairman of the Committee.

2.       QUALIFICATIONS

         A Director shall be qualified to serve on the Committee if he or she qualifies as independent under the Company's Director Independence Criteria.

4.       APPOINTMENT AND REMOVAL OF COMMITTEE MEMBERS

         All members of the Committee shall be appointed and/or removed by the Board of Directors.

5.       MEETINGS

         The Committee will meet regularly to prepare for any upcoming vacancies on the Board of Directors and to address corporate governance. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and President and other members of the Board and management may attend as appropriate.

6.       RULES OF PROCEDURE

         The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place, time and frequency. In the absence of such rules, the Committee will meet at the call of its Chairman as is required to accomplish the purposes of the Committee.

7.       COMPENSATION

         Each member will be paid such fees as may be established from time to time by the Board for service on the Committee, and will be reimbursed for travel expenses incurred by attendance at meetings.

8.       COMMITTEE SECRETARY

         The Secretary of the Committee will be the Asst. Corporate Secretary of the Company (or such other representative of management as the Committee may designate) and will not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company representative is not appropriate, the Chairman shall act as secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

9.       QUORUM

         A majority of the total membership of the Committee will constitute a quorum.

10.      RESPONSIBILITIES AND SPECIFIC DUTIES OF THE COMMITTEE

         The functions of the Committee shall be:

         1. Regularly review and assess the current Board membership as to size, skills and upcoming vacancies.

         2. Make recommendations to the Board with respect to desired background, skill sets, experience and characteristics of Board members, as well as continuing education, conferences and seminars that Directors might attend to enhance their skill sets.

         3.     Regularly review and/or update the Candidate Evaluation Form.

         4. Fill vacancies on Board of Directors by gathering and reviewing information on potential Board members; interviewing potential Board candidates; and, recommending potential Board members to the Board of Directors.

         5. Review and approve all UniSource Board committee members and board members of major subsidiaries.

         6. Annually review and recommend for approval corporate governance principles.

         7. Facilitate periodic evaluation of the Board's collective performance.

         8.     Annually evaluate the performance of this Committee.

         9. To retain and terminate any search firms to be used to identify director candidates including any terms of retention. This authority shall be exclusive to this Committee.

         10. Annually review and approve modifications to the Company Board Manual.

11.      RESPONSIBILITIES OF THE CHAIRMAN

         The Chairman of the Committee will present the Committee's recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee's determinations and approvals.

12.      RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee.

13.      OTHER AUTHORITY

         The Committee may call upon any person including employees of the Company or its subsidiaries, knowledgeable in matters discussed by the Committee, for information and counsel.


                                      B-2


                                                                      APPENDIX B
                                                              FORM OF PROXY CARD


                                UNISOURCE ENERGY

                              YOUR VOTE IS IMPORTANT
                         VOTE BY TELEPHONE OR INTERNET
                         24 HOURS A DAY - 7 DAYS A WEEK


INTERNET
--------
https://www.proxyvotenow.com/uns


- Go to the website address listed above.

- Have your proxy card ready.

- Follow the simple instructions that appear on your computer screen.


OR


TELEPHONE
---------
1-866-358-4695

- Use any touch-tone telephone.

- Have your proxy card ready.

- Follow the simple recorded instructions.


OR


MAIL
----

- Mark, sign and date your proxy card.

- Detach your proxy card.

- Return your proxy card in the postage-paid envelope provided.



You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders' Meeting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need to mail your proxy card.

1-866-358-4695
CALL TOLL-FREE TO VOTE
-------------------------------
THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 5:00 P.M. E.S.T. ON THURSDAY, MAY 6, 2004.


  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE.
-------------------------------------------------------------------------------



                         (FORM OF PROXY CARD - FRONT)


Please Sign, Date and Return                             [X]
the Proxy Promptly Using the                  Votes MUST be indicated (x)
Enclosed Envelope.                            in Black or Blue Ink.


The Board of Directors Recommends a vote "FOR" the following proposal:

1. Election of Directors

FOR all nominees      WITHHOLD AUTHORITY to vote      *EXCEPTIONS   [ ]
listed below          for all nominees listed
[ ]                   below  [ ]

Nominees: 01-James S. Pignatelli, 02-Lawrence J. Aldrich, 03-Larry W. Bickle,
          04-Elizabeth T.Bilby, 05-Harold W. Burlingame, 06-John L. Carter, 07-Robert A. Elliott, 08-Kenneth Handy, 09-Warren Y. Jobe

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).


*Exceptions
            ------------------------------------------------------------------


                                                  If you agree to access our
                                                  Annual Report and Proxy
                                                  Statement electronically in
                                                  the future, please mark this
                                                  box.                      [ ]


                                                  To change your address,
                                                  please mark this box.     [ ]


                                                  To include any comments,
                                                  please mark this box.     [ ]


                                            -----------------------------------
                                                  SCAN LINE
                                            -----------------------------------


                                       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                       HEREON. When shares are held by joint
                                       tenants in common or as community
                                       property, both should sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee, guardian or
                                       custodian, please give full title as
                                       such. If a corporation, please sign in
                                       corporate name by President or other
                                       authorized officer. If a partnership,
                                       please sign in partnership name by
                                       authorized person.  Receipt is hereby
                                       acknowledged  of  Notice  of  Annual
                                       Meeting, Proxy Statement and the 2003
                                       Annual Report.

                                       Date      Shareholder sign here

                                       ----------------------------------------


                                       Date      Co-Owner sign here
                                       ----------------------------------------


-------------------------------------------------------------------------------

[A street map showing the location         Marriott University Park Hotel
of the Annual Shareholders' Meeting        880 East Second Street
is set forth in this area.]                Tucson, AZ 85719

                                           520.792.4100   Hotel Direct
                                           800.228.9290   Reservations

                                           TRANSPORTATION
                                           From Tucson International Airport

                                           Shuttle Service
                                           Arizona Stagecoach
                                           Call 520-889-1000

                                           Automobile - Interstate 10 to
                                           Speedway exit


DEAR SHAREHOLDERS:
   If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2004 Annual Shareholders' Meeting and the 2003 Annual Report on the Internet through the following address: http://www.UniSourceEnergy.com. You can vote your shares by telephone, the Internet, Mail or in Person at the Annual Shareholders' Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

   If you would like a paper copy of the Proxy Statement and Annual Report, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 866-275-4867.
-------------------------------------------------------------------------------



                         (FORM OF PROXY CARD - BACK)


                                UNISOURCE ENERGY

This Proxy is Solicited on Behalf of the Board of Directors of the Company for the Annual Shareholders' Meeting to be held Friday, May 7, 2004.


                                   P R O X Y


   The undersigned hereby appoints James S. Pignatelli and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders' Meeting scheduled to be held at the Marriott University Park Hotel, 880 East Second Street, Tucson, Arizona, on Friday, May 7, 2004, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" Proposal 1.